Item 27. Exhibit (e)

Application for Individual Deferred Variable Annuity [MassMutual Envision] Massachusetts Mutual Life Insurance Company (MassMutual) [1295 State Street, Springfield, Massachusetts 01111-0001] Complete all sections unless otherwise indicated. Massachusetts Mutual Life Insurance Company will be referred to herein as the “Company”. A Owner(s) Information Owner (Select one): Individual Corporation Trust 1. Full legal name (If individual: First, MI, Last, Suffix): 2. Gender (For individuals only): Male Female [ Non-binary ] 3. Date of birth/Trust (mm/dd/yyyy): 4. Taxpayer Identification Number (SSN / ITIN / EIN): 5. Legal address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 6. Mailing address – complete only if different from question 5 (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 7. Preferred phone number: ( ) - Extension: Home Work Mobile 8. Alternate phone number: ( ) - Extension: Home Work Mobile 9. Email address: 10. Type of citizenship (Select one): Resident U.S. citizen Non-resident U.S. citizen Resident alien Non-resident alien U.S. Legal Entity If U.S. citizen, skip to question 11. If alien, continue to question 10a and attach copy of visa. a. Country of citizenship: b. Type of visa: Joint Owner (Both Owners must be Individuals) 11. Full legal name (First, MI, Last, Suffix): 12. Gender (Select one): Male Female [ Non-binary ] 13. Date of birth (mm/dd/yyyy): 14. Taxpayer Identification Number (SSN / ITIN): Complete questions 15-20 only if different than Owner. 15. Legal address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 16. Mailing address – complete only if different from question 15 (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 17. Phone number: ( ) - Extension: Home Work Mobile 18. Email address: 19. Relationship to Owner: 20. Type of citizenship (Select one): Resident U.S. citizen Non-resident U.S. citizen Resident alien Non-resident alien If U.S. citizen, skip to section B – Annuitant(s) Information. If alien, continue to question 20a and attach copy of visa. a. Country of citizenship: b. Type of visa: ICC21A3400-AN Application for Individual Deferred Variable Annuity [(MassMutual Envision) – 0121] [page 1 of 10]

B Annuitant(s) Information Annuitant - Complete only if the Annuitant is different than the Owner 1. Full legal name (First, MI, Last, Suffix): 2. Gender (Select one): Male Female [ Non-binary ] 3. Date of birth (mm/dd/yyyy): 4. Taxpayer Identification Number (SSN / ITIN): 5. Legal address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 6. Mailing address – complete only if different from question 5 (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 7. Phone number: ( ) - Extension: Home Work Mobile 8. Email address: Joint Annuitant - Do not complete if the Single Life version of the GLWB is selected. 9. Full legal name (First, MI, Last, Suffix): 10. Gender (Select one): Male Female [ Non-binary ] 11. Date of birth (mm/dd/yyyy): 12. Taxpayer Identification Number (SSN / ITIN): Complete questions 13-17 only if different than Primary Annuitant. 13. Legal address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 14. Mailing address – complete only if different from question 13 (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code): 15. Phone number: ( ) - Extension: Home Work Mobile 16. Email address: 17. Relationship to Annuitant: C Owner Replacement Questions Complete the replacement questions below for all cases. 1. Does the Owner have existing life insurance or annuity contracts currently in force or applied for? 對 Yes No 2. Is this Application intended to replace or change any life insurance or annuity contract in force with the Company or any other companies? Change means causing a policy or contract to lapse, surrender (in whole or part), forfeit, terminate, convert to reduced paid up or continue as extended term insurance, reduce in value by borrowing against it, change the term or coverage benefits. 對 對 Yes No If question 2 is answered Yes, required replacement forms and information must be signed and submitted with this Application. ICC21A3400-AN Application for Individual Deferred Variable Annuity [(MassMutual Envision) – 0121] [page 2 of 10]

D Purchase Payment

1. Amount submitted with Application: $ ____________________

Estimated transfer amount(s): $ ____________________

Tax Year *(Complete for IRA contribution only, default is current year)*: ____________________

2. Source of Purchase Payment *(Select all that apply)*:

[☐ Non-Qualified	☐ Non-Qualified Deferred Compensation
☐ Mutual Funds/Stocks	☐ Qualified Employer Plan *(401(k), Money Purchase, Pension Plan, Profit Sharing Plan, Target Benefit Plan)*
☐ Traditional IRA	☐ Roth IRA - date established *(mm/dd/yyyy)*: ____________________
☐ Keogh (H.R. 10)	☐ SIMPLE IRA - date established *(mm/dd/yyyy)*: ____________________
☐ SEP IRA	☐ Employer Contributions
☐ Custodial IRA	☐ Governmental 457 Deferred Compensation
☐ TSA/Texas ORP	☐ Personal Savings/CD/Checking Account/Cash
☐ Other *(Specify)*: ____________________]	

E Product Elections:

1. New plan type *(Select one)*:

[☐ Traditional IRA	☐ Custodial IRA*	☐ Non-Qualified
☐ Roth IRA	☐ SIMPLE IRA ***Complete 1a and 1b***	☐ Non-Qualified Deferred Compensation*
☐ SEP IRA	☐ Beneficiary/Inherited IRA*	☐ Non-Qualified Beneficiary Annuity*]

[**Additional forms(s) required*]

[**a.** SIMPLE IRA Employer name *(If applicable)*: ____________________]

[**b.** SIMPLE IRA Employer address *(If applicable)*: ____________________]

ICC21**A3400**-AN Application for Individual Deferred Variable Annuity [(MassMutual Envision) – 0121] **[page 3 of 10]**

F Guaranteed Lifetime Withdrawal Benefit (GLWB) (Optional) • GLWB is an optional rider that is available for an additional charge. GLWB may only be elected at time of application. • Covered person(s) can’t be changed once elected. • The minimum issue age for any covered person is age [45]. • The maximum issue age for any covered person is age [80]. • Joint Life options are not available if the Owner is a non-natural person, unless the contract is a Custodial IRA. • Qualified contract: The joint covered person cannot be more than [10 years] younger than the Owner (Annuitant if the contract is a Custodial IRA). 1. GLWB Version (Select one): Choose Single Life or Joint Life with one of the annual Automatic Step-Up options. [The charge for the Highest Quarterly Value Step-Up is greater than the charge for the Highest Anniversary Value Step-Up.] Single Life - The covered person is: • the Owner, if the Owner is a natural person (must also be Annuitant) • the oldest Joint Owner, if the contract has Joint Owners, (must also be Annuitant) or • the Annuitant, if the Owner is a non-natural person. Single Life - Highest Quarterly Value Step-Up Single Life - Highest Anniversary Value Step-Up Joint Life - The covered persons are: • the Owner and their spouse (or domestic partner or civil union partner for non-qualified contracts), if the contract is owned by one natural person. (Complete question 2) • both Owners, if the contract is jointly owned. The Joint Owners must be spouses (or domestic partners or civil union partners), or • the Annuitant and their spouse, if the Owner is a Custodial IRA. (Complete question 2) Joint Life - Highest Quarterly Value Step-Up Joint Life - Highest Anniversary Value Step-Up 2. Covered Person (Complete only for Joint Life Version when the contract is owned by one individual or if the contract is a Custodial IRA ): • For a contract owned by one individual, the spouse of Owner must be the joint covered person (for non-qualified contracts this includes domestic partner and civil union partner). • For a Custodial IRA contract, the spouse of Annuitant must be the joint covered person. a. Full legal name of covered person: b. Mailing address: c. Phone number: ( ) - Extension: Home Work Mobile d. Date of birth (mm/dd/yyyy): Gender (Select one): Male Female [ Non-binary ] e. Taxpayer Identification Number (SSN / ITIN): f. Relationship to Owner (Annuitant for Custodial IRA): Spouse Domestic Partner / Civil Union Partner 3. GLWB Asset Allocation: • Complete 3a to select initial and future purchase payment allocations to an MML Asset Allocation Sub-Account; or • Complete 3b to select initial and future purchase payment allocations to a Custom Allocation Program. a. MML Asset Allocation Sub-Accounts (Select only one): [ MML American Funds Core Allocation MML Blend MML Growth Allocation MML Balanced Allocation MML Conservative Allocation MML Moderate Allocation] ICC21A3400-AN Application for Individual Deferred Variable Annuity [(MassMutual Envision) – 0121] [page 4 of 10]

F Guaranteed Lifetime Withdrawal Benefit (GLWB) *(Optional)* continued

b. Custom Allocation Program:

Rebalancing *(Required)*: Frequency *(Select one)*: ☐ Monthly ☐ Quarterly *(default)* ☐ Semi-annually ☐ Annually

Purchase payments must be allocated within the parameters listed for the Allocation Categories below.

Initial Allocation	**Allocation Category / Sub-Account Name**	**Initial Allocation**	**Allocation Category / Sub-Account Name**
Allocation Category 1 *(Sub-total must be equal to [30%])*		**Allocation Category 3** *(Sub-total must not be greater than [30%])*	
%	[MML U.S. Government Money Market	%	MML Growth & Income
%	MML Dynamic Bond	%	MML Equity
%	MML Managed Bond	%	MML Equity Momentum
%	MML Short-Duration Bond	%	MML Equity Rotation
%	MML Total Return Bond	%	MML Small Company Value
%	MML Inflation-Protected and Income	%	MML Small/Mid Cap
%	**Allocation Category 1 Sub-total** *(Equal to [30%])*	%	MML Special Situations
		%	Janus Henderson VIT Global Technology and Innovation Portfolio
Allocation Category 2 *(Sub-total must be between [40%] and [70%])*		%	Fidelity® VIP Contrafund® Portfolio
%	MML Blue Chip Growth	%	Fidelity® VIP Healthcare Portfolio
%	MML Large Cap Growth	%	Fidelity® VIP Real Estate Portfolio
%	MML American Funds Growth	%	Fidelity® VIP Strategic Income Portfolio
%	MML Focused Equity	%	Invesco Oppenheimer V.I. International Growth
%	MML Fundamental Equity	%	Invesco V.I. Global
%	MML Equity Income	%	Invesco V.I. Global Strategic Income
%	MML Fundamental Value	%	Invesco V.I. Discovery Mid Cap Growth
%	MML Income & Growth	%	Ivy VIP Asset Strategy Portfolio
%	MML Mid Cap Growth	%	PIMCO Income Portfolio]
%	MML Small Cap Growth Equity	%	**Allocation Category 3 Sub-total** *(Not greater than [30%])*
%	MML Small Cap Equity	**Total 100%**	
%	MML Mid Cap Value		
%	MML Foreign		
%	MML Global		
%	MML American Funds® International		
%	MML International Equity		
%	MML Strategic Emerging Markets		
%	MML High Yield		
%	**Allocation Category 2 Sub-total** *(Between [40%] and [70%])*		

ICC21**A3400**-AN Application for Individual Deferred Variable Annuity [(MassMutual Envision) – 0121] **[page 5 of 10]**

G Fixed Account for Dollar Cost Averaging (Optional) Do not complete this section if GLWB is selected in section F – Guaranteed Lifetime Withdrawal Benefit (GLWB). If the Fixed Account for Dollar Cost Averaging (DCA Fixed Account) is selected, any purchase payments received during the DCA Fixed Account Term will be applied as indicated within this section. Any purchase payments received after the expiration of the DCA Fixed Account Term will be applied as indicated in section H – Investment Allocations or your current allocations if different. DCA transfers will commence [5 ] business days from the issue date of the contract. DCA Fixed Account destination funds must be completed in section H – Investment Allocations. [ The Fixed Account with Declared Interest Rate (Fixed Account with DIR) is not an eligible destination for this program. ] If you want to change allocations selected in section H – Investment Allocations once the DCA Fixed Account Term has ended, you must submit a written request. Duration (Select one): [ 6 month DCA Fixed Account Term 12 month DCA Fixed Account Term ] If DCA Fixed Account is selected, you may only allocate your purchase payment to the DCA Fixed Account [and Fixed Account with DIR]. [ During your DCA Fixed Account Term, you may allocate up to 25% of your purchase payment to the Fixed Account with DIR. ] 100% of the initial purchase payment and any additional purchase payments received during the DCA Fixed Account Term will be applied to the DCA Fixed Account[.][, unless otherwise indicated below: Initial Allocation Account / Sub-Account Name % DCA Fixed Account % Fixed Account with DIR (Maximum is 25%) Total 100% ] H Investment Allocations • Do not complete this section if GLWB is selected in section F – Guaranteed Lifetime Withdrawal Benefit (GLWB). • For applications without DCA Fixed Account: Use this section to select initial and future purchase payment allocations. • For applications with DCA Fixed Account: Use this section to select the destination funds for the DCA Fixed Account. • The destination funds selected will be your future allocations once the DCA Fixed Account Term ends. • Once the DCA Fixed Account Term has ended, you must submit a written request to change allocations[, including allocating a portion of subsequent purchase payments to Fixed Account with DIR]. ICC21A3400-AN Application for Individual Deferred Variable Annuity [(MassMutual Envision) – 0121] [page 6 of 10]

H Investment Allocations *continued*

Use whole percentages.

Allocation	Asset Class / Sub-Account Name	Allocation	Asset Class / Sub-Account Name
	Asset Allocation		**Large Cap Value**
%	[MML Aggressive Allocation	%	MML Equity
%	MML American Funds Core Allocation	%	MML Equity Income
%	MML Balanced Allocation	%	MML Fundamental Value
%	MML Conservative Allocation	%	MML Income & Growth
%	MML Growth Allocation		**Small/Mid Growth**
%	MML Moderate Allocation	%	MML Mid Cap Growth
	Balanced	%	MML Small Cap Growth Equity
%	MML Blend	%	Invesco V.I. Discovery Mid Cap Growth
	Money Market		**Small/Mid Cap Blend**
%	MML U.S. Government Money Market	%	MML Small Cap Equity
	Fixed Income		**Small/Mid Cap Value**
%	MML Dynamic Bond	%	MML Mid Cap Value
%	MML High Yield	%	MML Small Company Value
%	MML Inflation-Protected and Income	%	MML Small/Mid Cap Value
%	MML Managed Bond		**International/Global**
%	MML Short-Duration Bond	%	MML Foreign
%	MML Total Return Bond	%	MML Global
%	Invesco V.I. Global Strategic Income	%	MML American Funds® International
%	Fidelity® VIP Strategic Income Portfolio	%	MML International Equity
%	PIMCO Income Portfolio	%	MML Strategic Emerging Markets
	Large Cap Growth	%	Invesco V.I. Global
%	MML Blue Chip Growth	%	Invesco Oppenheimer V.I. International Growth
%	MML Large Cap Growth		**Specialty**
%	MML American Funds Growth	%	MML Equity Momentum
	Large Cap Blend	%	MML Equity Rotation
%	MML Focused Equity	%	MML Special Situations
%	MML Fundamental Equity	%	MML Managed Volatility
%	MML Growth & Income	%	Ivy VIP Asset Strategy Portfolio
%	Fidelity® VIP Contrafund® Portfolio	%	Janus Henderson VIT Global Technology and Innovation Portfolio
			Fidelity® VIP Real Estate Portfolio
		%	Fidelity® VIP Healthcare Portfolio]
			[Fixed Account *(maximum: 25%)*
		%	Fixed Account with Declared Interest Rate*]
		Total 100%	

[** Not available if DCA Fixed Account is selected in section G - Fixed Account for Dollar Cost Averaging.*]

ICC21**A3400**-AN Application for Individual Deferred Variable Annuity [(MassMutual Envision) – 0121] **[page 7 of 10]**

H Investment Allocations continued • • • • • • • • • • • • • • • • • • • • • • • • • • •• • • • Rebalancing Program – Optional Program • If Rebalancing and DCA Fixed Account are both selected, Rebalancing will begin one frequency after the DCA Fixed Account Term has completed. [ • Contract Value allocated to the Fixed Account with DIR is not eligible to participate in the Automatic Rebalancing Program. If the Fixed Account with DIR is elected submit form FR2165 to rebalance the value allocated to the variable funds.] Frequency (Select one): Monthly Quarterly Semi-annually Annually I Beneficiary Information Complete this section to designate a Beneficiary. If additional space is needed, use section K – Additional Details. • If the Application has a Joint Owner, only complete this section to designate a Contingent Beneficiary because the surviving Joint Owner is the sole Primary Beneficiary. • If the Owner is a non-natural person other than a Trust, the Owner will be the beneficiary. • “Issue per stirpes” means that if a Beneficiary dies before the Owner, any amount that would have been paid to that Beneficiary, will be paid in one sum and in equal shares to the surviving children of that Beneficiary, if any, before any other Contingent Beneficiary. Issue per stirpes is only applicable if the Beneficiary is a person. • If percentages or “In Equal Shares” is not indicated in the Beneficiary section, any death benefit proceeds will be distributed equally among Beneficiaries in that class. 1a. Beneficiary (Select one): Primary Contingent Type (Select one): Individual Trust Trust under Will Owner’s Estate Other Entity Full legal name: Mailing address: Phone number: ( ) - Extension: Home Work Mobile Date of birth/Trust (mm/dd/yyyy): Gender (For individuals only): Male Female [ Non-binary] Taxpayer Identification Number (SSN / ITIN / EIN): Relationship to Owner: Distribution: % Issue per stirpes? Yes No (Default) Irrevocable Beneficiary: Yes No (Default) 1b. Beneficiary (Select one): Primary Contingent Type (Select one): Individual Trust Trust under Will Owner’s Estate Other Entity Full legal name: Mailing address: Phone number: ( ) - Extension: Home Work Mobile Date of birth/Trust (mm/dd/yyyy): Gender (For individuals only): Male Female [ Non-binary] Taxpayer Identification Number (SSN / ITIN / EIN): Relationship to Owner: Distribution: % Issue per stirpes? Yes No (Default) Irrevocable Beneficiary: Yes No (Default) 1c. Beneficiary (Select one): Primary Contingent Type (Select one): Individual Trust Trust under Will Owner’s Estate Other Entity Full legal name: Mailing address: Phone number: ( ) - Extension: Home Work Mobile Date of birth/Trust (mm/dd/yyyy): Gender (For individuals only): Male Female [ Non-binary] Taxpayer Identification Number (SSN / ITIN / EIN): Relationship to Owner: Distribution: % Issue per stirpes? Yes No (Default) Irrevocable Beneficiary: Yes No (Default) ICC21A3400-AN Application for Individual Deferred Variable Annuity [(MassMutual Envision) – 0121] [page 8 of 10]

I Beneficiary Information *continued*

1d. Beneficiary *(Select one)*: ☐ Primary ☐ Contingent

Type *(Select one)*: ☐ Individual ☐ Trust ☐ Trust under Will ☐ Owner's Estate ☐ Other Entity

Full legal name: ____________________

Mailing address: ____________________

Phone number: (______) ______ - ________ Extension: ______ ☐ Home ☐ Work ☐ Mobile

Date of birth/Trust *(mm/dd/yyyy)*: ____________ Gender *(For individuals only)*: ☐ Male ☐ Female [☐ Non-binary]

Taxpayer Identification Number *(SSN / ITIN / EIN)*: ____________

Relationship to Owner: ____________ Distribution: ________%

Issue per stirpes? ☐ Yes ☐ No *(Default)* Irrevocable Beneficiary: ☐ Yes ☐ No *(Default)*

J Disclosures

Non-Guaranteed. The Owner understands that the Contract is not a bank or credit union deposit or obligation and is not FDIC or NCUA insured. The Owner also understands that the Contract is not insured by any federal government agency and is not guaranteed by any bank or credit union.

Authority of Producers. No Producer can change the terms of this Application or any Contract issued by the Company, waive any of the Company's rights or requirements, or extend the time for any payment.

Issuing Requirements. The Company will issue the contract and apply the initial purchase payment within 2 business days of receiving it at our Service Center if the information the Owner has provided is complete. If we do not receive all of the information we need, the Owner will be notified. When we receive all of the necessary information, we will apply the initial purchase payment within 2 business days. If we do not receive all the information needed to issue the contract within 5 business days, we must either return the money or obtain the Owner's permission to keep it until we receive all of the necessary information.

The Owner understands that any Contract Value, when based on the investment experience of the Separate Account, is variable and is not guaranteed as to dollar amount.

Indirect Rollover. An individual is only permitted to make one indirect IRA to IRA rollover in any 12-month period. This means that an individual cannot make an indirect rollover from one IRA to another IRA if he or she has made an indirect rollover from any IRA to another within one year. The one rollover per year rule does not apply to amounts transferred directly between IRAs in a trustee-to-trustee transfer. If the Owner is purchasing this contract as an IRA (including Roth IRA, SEP IRA and SIMPLE IRA), and intends to fund it with amounts from another IRA, they should consider doing so as a trustee-to-trustee transfer. Consult your tax advisor for more information.

K Additional Details:

Details. *Indicate section letter and question number. If additional space is required, attach another sheet.*

ICC21**A3400**-AN Application for Individual Deferred Variable Annuity **[**(MassMutual Envision) – 0121**]** **[page 9 of 10]**

L Agreements & Signatures By signing below, I acknowledge that I have received a current prospectus for the Contract and I understand that the prospectus contains more detailed information about the Contract’s provisions. I also acknowledge that I understand how the Contract fits within my overall financial needs and plan. Taxpayer Identification The Proposed Owner must complete this Taxpayer Identification section. By my signature, I, the Owner, certify under penalties of perjury that: a. The number shown in Section A (question 4) is my correct Taxpayer Identification Number Yes No b. I am NOT subject to backup withholding Yes No c. I am a U.S. person (including a U.S. resident alien) Yes No d. The FATCA code entered in this form (if any) indicating that I am exempt from FATCA reporting is correct. . . . . . . . Yes While we are required by the IRS to include item d above, FATCA does not apply to a U.S. account owned by a U.S. person, so we have not included the ability to enter an exemption code. If you have indicated that you are not a U.S. person, any applicable FATCA information will be captured on the Form W-8. The Internal Revenue Service (IRS) does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signatures ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW. I hereby represent that the information contained in this Application is correct and true to the best of my knowledge and belief. If this is a trust-owned contract, the Trustee(s) should sign as Owner and include “Trustee” following their signature. Signature of Owner: Printed name: Date: Title (If applicable): City/State signed: Signature of Joint Owner (If applicable): Printed name: Date: Signature of Annuitant (If different than Owner): Printed name: Date: Signature of Joint Annuitant (If different than Joint Owner): Printed name: Date: Signature of Soliciting Producer: Printed name: Date: Agency/Firm: M Submission & Contact Information For more information or general questions, use the resources below or for additional information regarding your policy, visit www. massmutual.com. Once you have reviewed and completed the Application, return all pages for processing. Make all checks payable to MassMutual. We will only accept responsibility for forms that are mailed to the addresses indicated below. Phone: Overnight Mail: Regular Mail: [(800) 272-2216] [MML Investors Services, LLC [MML Investors Services, LLC 1295 State St PO Box 9062 Springfield, MA 01111] Springfield, MA 01102-9062] ICC21 A3400-AN Application for Individual Deferred Variable Annuity [(MassMutual Envision) – 0121] [page 10 of 10]